SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Senetek PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING

SENETEK PLC
(the “Company”)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on Wednesday, March 30, 2011 at Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London, EC3N 4DX, at 2:00 p.m. London Time, for the purpose of considering and, if thought fit, passing the following resolutions, resolutions One through Twelve being proposed as ordinary resolutions and resolutions Thirteen through Fifteen being proposed as special resolutions:

ORDINARY BUSINESS

1.	To receive and adopt the Company’s annual accounts for the fiscal year ended December 31, 2009 together with the last director report and auditors’ report on those accounts;

2.	To re-elect John P. Ryan as a Director;

3.	To re-elect Howard Crosby as a Director;

4.	To re-elect Anthony Williams as a Director;

5.	To re-elect Wesley R. Holland as a Director;

6.
To appoint DeCoria Maichel & Teague P.S. as the Company’s registered public accounting firm in the United States for the fiscal year ending December 31, 2010 at a remuneration to be determined by the board of directors of the Company (the “Board”);

7.	To reappoint BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes for the fiscal year ending December 31, 2010 at a remuneration to be determined by the Board;

8.	To hold an advisory vote on executive compensation; and

9.	To hold an advisory vote on the frequency of future advisory votes on executive compensation.

SPECIAL BUSINESS

10.
To revoke, pursuant to paragraph 42(2)(b) of Schedule 2 to the Companies Act 2006 (commencement No. 8, Transitional Provisions and Savings) Order 2008, paragraph 6 of the Company’s Memorandum of Association, as in force immediately before October 1, 2009, as altered by anything done by virtue of section 121 of the Companies Act 1985 (alteration of share capital);

11.
To ratify and approve, pursuant to the terms of a Securities Purchase Agreement dated March 4, 2010 (the “Purchase Agreement”) by and between the Company and DMRJ Group, LLC, a Delaware limited liability company (“DMRJ”) in the form produced to the Annual General Meeting of Shareholders (the “Annual Meeting”) and initialed by the Chairman and marked as Annex A, the issuance by the Company, of (a) a secured convertible promissory note issued to DMRJ in the principal amount of $3.0 million, which bears no interest and which is convertible into ordinary shares in the capital of the Company of nominal value 40p each (the “Ordinary shares”) at a conversion price of $1.25 per Ordinary share, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex B (the “DMRJ Note”) and the subsequent variation of the conversion price to $0.70 per Ordinary share pursuant to an amendment to the Purchase Agreement, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex C (the “Conversion Price Variation”), and (b) a warrant issued to DMRJ to subscribe for a total of 1.8 million Ordinary shares in the capital of the Company at an exercise price of $1.75 per Ordinary share, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex D (the “DMRJ Warrant”);

12.
To generally and unconditionally authorize the Board, in accordance with section 551 of the Companies Act 2006  (the “Companies Act”), to allot shares in the Company (including pursuant to the DMRJ Note (as amended by the Conversion Price Variation) and upon the exercise of the DMRJ Warrant), or grant rights to subscribe for or to convert any security into shares of the Company (“Rights”) up to an aggregate nominal amount of £100,000,000, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire on the date five years from the date on which this resolution is passed, except that the Company may, before such expiry, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiry of such period and the Board may allot shares or grant Rights in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired, this authority being in substitution for all previous authorities conferred on the Directors in accordance with section 80 of the Companies Act 1985 or section 551 of the Companies Act;

13.
To generally empower the Board, as a special resolution and subject to the passing of resolution numbered Twelve above and in accordance with section 570 of the Companies Act, to allot equity securities (as defined in Section 560 of the Companies Act) pursuant to the authority conferred upon them by resolution numbered Twelve, as if Section 561(1) of the Companies Act did not apply to any such allotment, provided that the power hereby conferred shall (a) be limited to the allotment of equity securities up to an aggregate nominal amount of £100,000,000; and (b) expire on the date five years from the date on which this resolution is passed (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiry, make an offer or agreement which would, or might, require equity securities to be allotted after the expiry of such period and the Directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired;

14.	That the amount standing to the credit of the share premium account of the Company be and is hereby cancelled;

15.
To adopt the Amended and Restated Articles of Association in the form produced at the Annual Meeting and initialed by the Chairman and marked as Annex E, as the articles of association of the Company in substitution for, and to the exclusion of, the existing memorandum and articles of association of the Company;

and to transact such other business as may properly come before the Annual General Meeting and any adjournments and postponements thereof.

By order of the Board of Directors,

/s/ Anthony Williams

Anthony Williams
Secretary

The Company’s principal executive offices are located at 51 New Orleans Court, Suite 1A, Hilton Head, South Carolina, 29928, and the telephone number at that address is (404) 418-6203. The registered office of Senetek PLC is at Sceptre Court, 40 Tower Hill, London, EC3N 4DX, England. A copy of the Company’s Annual Report for the year ended December 31, 2010 and a copy of the Company’s Annual Report and Form 10-K for the year ended December 31, 2009, which contains audited consolidated financial statements and other information, accompanies this Notice and the enclosed Proxy Statement.

Important Notice of Internet Availability.    This proxy statement and the accompanying 2010 Annual Report and 2009 Annual Report on Form 10-K will also be available to the public for viewing on the Internet at http://www.senetekplc.com.

A holder of Ordinary shares entitled to attend and vote at the meeting may appoint one or more proxies to exercise all or any of his or her rights to attend and to speak and vote (whether on a show of hands or a poll) at the Annual Meeting in his or her stead. A proxy needs not be a shareholder of the Company. A holder of Ordinary shares may only appoint more than one proxy if each proxy is appointed to exercise rights attached to different Ordinary shares and may not appoint more than one proxy to exercise rights attached to any one Ordinary share.

February      , 2011

SENETEK PLC
Principal Executive Office
51 New Orleans Court, Suite 1A
Hilton Head, SC 29928
Tel: 404-418-6203 Fax: 846-842-7428

Registered Office
Sceptre Court, 40 Tower Hill, London, EC3N 4DX
England, United Kingdom
Tel: 44-207-423-8000 Fax: 44-207-423-8001

Proxy Statement
Annual General Meeting of Shareholders

This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England (“Senetek” or the “Company”), in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual General Meeting of Shareholders and at any and all adjournments or postponements of such meeting (the “Annual Meeting”), to be held at Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London, EC3N 4DX, on Wednesday, March 30, 2011 at 2:00 p.m. London Time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. The Company anticipates mailing this Proxy Statement and related forms of proxy to its shareholders on or about February 11, 2011.

Record Date and Voting

At the close of business on January 31, 2011 (the “record date”), the Company had outstanding                          Ordinary shares, nominal value 40p each (the “Ordinary shares”), of which                   were held in the name of BNY (Nominees) Limited, a division of The Bank of New York Mellon, as depositary (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

The Company is registered in England and therefore subject to the Companies Act and other English law, which (amongst other things) governs the processes for voting at Annual General Meetings.  There are a number of differences between English and U.S. law in this regard. Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting is entitled to one vote on a show of hands on each resolution tabled at the Annual Meeting and on any other proposals properly brought before the Annual Meeting. An ordinary resolution subject to a show of hands vote will be passed on a simple majority of the votes cast (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). A special resolution subject to a show of hands vote will be passed if 75% or more of the votes cast are in favor (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote). Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each Ordinary share held by such holder. An ordinary resolution subject to a poll vote will be passed on a simple majority of the votes cast. A special resolution subject to a poll vote will be passed if 75% or more of the votes cast are in favor.  Under the Companies Act, a proxy holder generally has one vote on a show of hands, no matter how many shareholders appointed that person as proxy.  However, if the proxy was appointed by multiple shareholders and is instructed to vote both “for” and “against” the same proposal by different shareholders, then such proxy holder may vote once in favor and once against in the show of hands.  A poll may be demanded by a shareholder present in person or (if the proxy is not prohibited from so doing by the holder of Ordinary shares by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the sense of the meeting before him including the votes set out on any proxy cards with which he has been furnished.  The Chairman of the Annual Meeting is entitled to call for a poll but may not be obligated to do so.

Signed proxy cards from registered holders of Ordinary shares must be received by Capita Registrars (“Capita”), the Company’s registrars based in England, not less than forty-eight hours before the time for holding the Annual Meeting (London Time) in order for such proxy appointment to be valid. Proxy cards cannot be faxed or emailed to Capita; generally, only signed original documents are valid. Proxy cards duly executed by registered holders of Ordinary shares must be voted in accordance with the instructions given by the registered holder of Ordinary shares. If no instructions are given, the proxy can exercise his/her discretion as to whether, and if so how, to vote on each proposal set forth in the Notice of Annual General Meeting and on any other proposals properly brought before the Annual Meeting. Delivery of a proxy card shall not preclude a holder of Ordinary shares from revoking such proxy by delivery of a later dated proxy card (within the time limits noted above) or from attending and voting at the Annual Meeting or any adjournment thereof in place of the proxy appointed, in which case the proxy shall not be entitled to vote on behalf of the relevant holder of Ordinary shares unless appointed to vote in respect of some but not all of the Ordinary shares held by that person and provided that the registered holder and the proxy may not both exercise rights attached to any one Ordinary share.

ADR holders are not entitled to vote directly at the Annual Meeting but a Deposit Agreement exists between BNY (Nominees) Limited, as Depositary, and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in the name of BNY (Nominees) Limited in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary shares represented are to be voted, by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will be entitled to vote (or instruct its proxy to vote) the Ordinary shares represented by the instruction card as it sees fit, which may be in accordance with the recommendations of the Board described herein on each proposal set forth in the Notice of Annual General Meeting. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on March 23, 2011 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked. The Depositary will vote Ordinary shares represented by ADRs as to which instructions have not been received from the registered holders by the close of business on the Instruction Date in the same proportions, as to each proposal set forth in the Notice of Annual General Meeting, as those Ordinary shares as to which instruction have been so received.

A minimum of two registered holders of Ordinary shares or their proxies must be present at the Annual Meeting to constitute a quorum for the transaction of business.

The cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the registered owners of Ordinary shares and ADRs as of the record date will be borne by the Company. The solicitation of proxies, which is being made on behalf of the Company, will be made by use of the mail and the Internet and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. Although no precise estimate can be given at this time, the Company anticipates that it will spend approximately $20,000 in connection with the preparation of proxy materials and solicitation of proxies (including fees to be paid to Georgeson Shareholder Communications (“Georgeson”) as described below).

The Company has retained Georgeson, a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for ADRs and to perform other related services, for which Georgeson is to receive a fee estimated at $10,000 together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to the registered owners of ADRs and solicit proxies by a variety of methods, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the registered owners of the Company’s ADRs.

The Company has retained Capita to (amongst other things) hold and maintain its register of members. Capita will be engaged by the Company to send proxy forms to all registered members appearing on that register and to take delivery of completed proxy forms posted to it in accordance with the details above.

Proposals One through Twelve described in the Notice of Annual Meeting are ordinary resolutions. Proposals Thirteen through Fifteen described in the Notice of Annual Meeting are special resolutions. The approval of an ordinary resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The approval of a special resolution requires the affirmative vote of three-quarters of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in the votes cast and will have no effect on any resolution voted on at the Annual Meeting. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the New York Stock Exchange.

Shareholder Proposals

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”), and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to any future Annual General Meeting of Shareholders, that proposal must be received in writing by the Secretary of the Company at the Company’s principal executive office not later than (1) six weeks before the Annual General Meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company.

Under the Companies Act, in order for a shareholder proposal to be presented at an Annual General Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the voting rights of all members having a right to vote on such proposal at the Annual General Meeting or by at least 100 shareholders who have a right to vote on such proposal at the relevant Annual General Meeting and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the Annual General Meeting to which the requests relate, or (2) if later, the time at which notice of that meeting is given by the Company. Notwithstanding these requirements, the Articles of Association of the Company permit a resolution to be proposed for the election of a director if notice in writing is given to the Secretary of the Company at the Company’s principal executive office not more than 28 days and not less than 7 days before the date of an Annual General Meeting, signed by a shareholder qualified to attend and vote at the relevant meeting, stating the name and address of the proposed candidate and attaching a written notice signed by the candidate expressing his or her willingness to be elected.

PROPOSAL ONE
ACCOUNTS AND REPORTS

The Board of Directors wishes to obtain from the shareholders their approval to receive the Company’s annual accounts for the fiscal year ended December 31, 2009 together with the last Directors’ report and Auditors’ report on those accounts.

Vote Required

Adoption of Proposal One requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal One is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the proposal, to allow the Board of Directors to receive the Company’s annual accounts for the fiscal year ended December 31, 2009 together with the last Directors’ report and Auditors’ report on those accounts.

PROPOSALS TWO THROUGH FIVE

ELECTION OF DIRECTORS

The Company currently has five Directors (each, a “Director,” and collectively, the “Directors”).

The Articles of Association of the Company provide that one-third of the Directors (not including Managing Directors, Executive Directors, or those appointed by the Board of Directors since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire by rotation at the dissolution of each Annual Meeting based on the length of time in office as calculated from each Director’s last election or appointment. A retiring Director is eligible for re-election.

Frank Massino was Chairman of the Board of Directors and Chief Executive Officer from 1998 until March 10, 2010.  Rodger Bogardus was a member of the Board of Directors from 2006 until March 10, 2010.  Of the current Directors, John Ryan, Howard Crosby, Anthony Williams, and Wes Holland shall retire by rotation at the Annual Meeting and have been nominated by the Board for re-election at the Annual Meeting.

Vote Required

Adoption of Proposals Two through Five to re-elect each of John P. Ryan, Howard Crosby, Anthony Williams, and Wesley R. Holland as a Director requires the affirmative vote of a majority of the holders of Ordinary shares (including those Ordinary shares represented by ADRs) voting in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendations

The Board of Directors recommends that the shareholders vote “FOR” the re-election of each of John P. Ryan, Howard Crosby, Anthony Williams, and Wesley R. Holland to serve as a Director of the Company.

Board of Directors and Board of Directors Nominees

The following table provides information concerning John P. Ryan, Howard Crosby, Kerry Dukes, Anthony Williams, and Wesley R. Holland.

Name	Position with Company	Director Since	Age
John P. Ryan	Chairman of the Board of Directors and Chief Executive Officer	2010	48
Howard Crosby	President, Chief Financial Officer and Director	2010	58
Anthony Williams	Corporate Secretary and Vice Chairman of the Board of Directors	2003	65
Wesley R. Holland	Director	2010	57
Kerry Dukes	Director	2006	48

Nominees

John P. Ryan was appointed to the position of Chief Executive Officer effective March 10, 2010. Mr. Ryan has been the President of Fontana Capital Corporation, a closely held consulting company for the last ten years as well as an officer and director of a number of public companies including High Plains Uranium, Inc., U.S. Silver Corporation, and Gold Crest Mines, Inc.

Mr. Ryan has extensive executive experience and provides our Board with valuable insight regarding our products and services, and provides valuable public company expertise to our Board.

Howard Crosby was appointed to the position of President, effective March 10, 2010. Mr. Crosby has been the President of Crosby Enterprises, Inc., a closely held family investment company for more than twenty years as well as an officer and director of a number of public companies including High Plains Uranium, Inc., White Mountain Titanium Corporation, and Cadence Resources Corporation.

Mr. Crosby has extensive experience in corporate finance and strategic planning and provides valuable insight on business strategy development and strategic partnership to our Board.

Anthony Williams was appointed a Director in February 2003 and was most recently re-elected by shareholders at the Annual General Meeting in December 2007. Mr. Williams was appointed Vice Chairman of the Board of Directors in October 2003. He has been a partner of DLA Piper, LLP (US), a global law firm since November 2009. Until November 2009, Mr. Williams was a partner at the law firm of Baker & McKenzie LLP. Until September 2005, Mr. Williams was a partner at the law firm of Coudert Brothers LLP and previously served as Chairman of the Executive Committee and as Administrative Partner of the firm, responsible for worldwide operations. Mr. Williams was affiliated with Coudert Brothers LLP from 1973 through September 2005, first as an associate and then as a partner. In September 2006, Coudert Brothers LLP filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court. He received an A.B. in Government and Economics from Harvard University and a Juris Doctor from New York University School of Law. He has been admitted to the Bars of the United States Supreme Court, the State of New York and State of California. Mr. Williams became the Company Secretary and Non-Executive Vice Chairman of the Board in March 2010.

Mr. Williams’ extensive business and legal experience provides our Board with a valuable resource for assessing and managing legal risks and planning corporate strategy.

Wesley R. Holland, MD, was appointed to the Board of Directors, effective March 10, 2010. Dr. Holland has nearly 30 years of experience in diagnostic radiology. He has been a radiologist at Sunshine Radiology since January 2010. Prior to that, he was a radiologist at Hilton Head Radiology Associates from February 1984 to December 2009. He was licensed in California from 1981 to 1994 and is currently licensed in South Carolina and in Florida. His specific expertise is in utilizing critical molecular and nuclear diagnostic imaging procedures to diagnose and treat disease and disorders such as heart disease and cancer.

Dr. Holland has extensive experience in the biomedical industry, and provides our Board a valuable resource for assessing and managing risks and developing our corporate strategies.

Kerry Dukes was appointed a Director in May 2006 and was most recently re-elected by the shareholders at the Annual General Meeting in December 2009. Mr. Dukes is Chief Executive Officer and co-founder of Ardour Capital Investments LLC, a registered investment banking and securities broker-dealer firm in New York City, where he has served since November 2003 and is responsible for the organization, recruitment, financing and implementation of Ardour’s business plan. Mr. Dukes has more than 20 years experience in the investment banking and securities businesses. Prior to co-founding Ardour, Mr. Dukes served as Director/Senior Managing Partner/Head of Global Activities for BlueStone Capital Partners and Trade.com, where he started-up and grew the firm’s brokerage operations and was instrumental in negotiating and selling a significant interest in the company to ABN Amro Bank, N.V. Prior to BlueStone, Mr. Dukes served as a Board Member, Chief Operating Officer and Managing Director of Commonwealth Associates. Mr. Dukes began his career in the management program at Shearson Lehman, an investment bank. He has served on the boards of numerous public companies, including Commonwealth Associates Growth Fund and Food Integrated Resources. Mr. Dukes attended the State University of New York.

Mr. Dukes’ leadership abilities and finance experience in the United States enable him to make a meaningful contribution to our Board.

BOARD MEETINGS AND COMMITTEES

Board Meetings

The Board of Directors met ten times during 2010. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2010.

Committees and Committee Meeting Attendance

The Board of Directors has four chartered committees—a Compensation Committee, an Audit Committee, a Nominating Committee and a Corporate Governance Committee.

The Audit Committee held four meetings and the Compensation Committee held three meetings during 2010.

The functions of the Nominating Committee and the Corporate Governance Committee are discharged by the full Board because the small size of the Board makes it practicable for it to perform this role. The functions of the Committees and the membership of the Compensation and Audit Committees are set forth below.

Committee Composition

The following table provides the current membership of the Compensation Committee and Audit Committee.  All of the seats on the Nominating Committee and the Corporate Governance Committee are currently vacant.

Compensation Committee	Audit Committee
Kerry Dukes *	Kerry Dukes *
Wesley Holland	Wesley Holland
Anthony Williams	Anthony Williams

*  Chairman of the committee.

Compensation Committee—The Compensation Committee is comprised of Kerry Dukes, Chairman, Wesley Holland and Anthony Williams, Members.  Mr. Bogardus served as a member of the Compensation Committee until March 10, 2010, when he resigned from the Board.  The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Senetek Equity Plan. The Board of Directors has determined that Mr. Dukes is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and that both Mr. Dukes and Dr. Holland are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and that all of the members of the Compensation Committee are “independent” within the meaning of the Rules of the NASDAQ Stock Market. A copy of the Compensation Committee’s charter was available on the Company’s website at www.senetekplc.com. The Company’s website is currently under construction and the Compensation Committee’s charter will be available on the Company’s website again as soon as possible.  The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Audit Committee—The Audit Committee is comprised of Kerry Dukes, Chairman, Anthony Williams and Wesley Holland, Members.  Mr. Bogardus served as a member of the Audit Committee until March 10, 2010, when he resigned from the Board.  The duties of the Audit Committee consist of, among other things, selecting the Company’s independent certified public accountants, approving the services and fees of the independent certified public accountants, assessing the Company’s financial reporting process and internal controls, reviewing the independence of the Company’s certified public accountants, and monitoring lines of communication between the Directors, financial management and the independent accountants. The Board of Directors has determined that all of the members of the Audit Committee, other than Dr. Holland, are “independent” within the meaning of the listing standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission (“SEC”) rules and that Mr. Dukes is an “audit committee financial expert” by reason, among other things, of his experience as chief executive officer of a registered securities investment banking and broker-dealer firm and as an investment banker involved in over 20 registered public offerings of securities. A copy of the Audit Committee’s charter was available at the Company’s website at www.senetekplc.com.  The Company’s website is currently under construction and the Audit Committee’s charter will be available on the Company’s website again as soon as possible.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.

Nominating Committee—All of the seats on the Nominating Committee are currently vacant and the functions of the Committee are performed by the full Board. The duties of the Nominating Committee consist, among other things, of identifying individuals qualified to become Board members, selecting, or recommending to the Board, the Director nominees for the next Annual General Meeting, selecting or recommending to the Board, Director candidates to fill any vacancies on the Board, and receiving proposals for Director nominees from beneficial holders of the Company’s Ordinary shares. A copy of the Nominating Committee’s charter was available on the Company’s website at www.senetekplc.com.  The Company’s website is currently under construction and the Nominating Committee’s charter will be available on the Company’s website again as soon as possible.  As noted above, each member of the Board of Directors presently participates in the nominating procedures. Due to the small size of the Company’s board of directors, the Board of Directors believes that it is appropriate for each of the directors to be involved in the process of reviewing the qualifications of persons proposed to be nominated for election to the Board, such that each existing Board member can provide his or her views on any particular proposed nominee. The nomination of the Director nominees appearing on the Board of Directors’ proxy card for the Annual Meeting, Messrs. Ryan, Crosby, Williams and Holland, were recommended by the Board (without the involvement of each such Director if it involves his own nomination) of the Company.  The Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and succession planning for our directors and executive officers.

Corporate Governance Committee—All of the seats on the Corporate Governance Committee are presently vacant and the functions of the Committee are performed by the full Board. The duties of the Committee consist, among other things, of administering the Company’s Code of Business Conduct, applicable to its officers, employees, Directors and consultants, developing and administering corporate governance guidelines, policies and principles applicable to the Company, developing and implementing a legal compliance program for the Company’s officers, employees and Directors, and evaluating and monitoring the effectiveness of and compliance with these programs. A copy of the Company’s Code of Business Conduct was available on the Company’s website at www.senetekplc.com.  The Company’s website is currently under construction and the Company’s Code of Business Conduct will be available on the Company’s website again as soon as possible.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined that the following Directors of the Company (constituting a majority of all Directors) are “independent” within the meaning of the listing standards of the NASDAQ Stock Market and applicable SEC rules: Mr. Williams, Mr. Dukes and Dr. Holland.

Communication with Directors

Individuals may submit communications to the Board or to the non-employee Directors individually or as a group by sending the communications in writing to the attention of the Secretary of the Company at Senetek PLC, 51 New Orleans Court, Suite 1A, Hilton Head, South Carolina, 29928. All communications that relate to matters that are within the scope of responsibilities of the Board and the Committees will be forwarded to the appropriate Directors.

Director Nomination Process

The Nominating Committee or full Board periodically reviews the requisite skills and characteristics of Directors as well as the composition of the Board as a whole. It makes an assessment of the suitability of candidates for election to the Board, taking into account business experience, independence and character.  The Board, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for Director nominees. In addition, while we do not have a formal diversity policy, our Nominating and Corporate Governance Committee seeks to have directors representing a range of experience, qualifications, skills and backgrounds, consistent with its goal of creating a board of directors that best serves the needs of the Company and the interests of our shareholders.

Shareholders may propose nominees for Board membership by submitting the nominee’s name, address, biographical data and qualifications along with the consent of the proposed nominee to Senetek PLC, Attention: Secretary, at 51 New Orleans Court, Suite 1A, Hilton Head, South Carolina, 29928. Shareholders who wish to nominate candidates for election to the Board at the next Annual General Meeting of Shareholders must adhere to the dates and follow the procedures outlined in “Shareholder Proposals” above. The Nominating Committee or full Board will consider Director candidates submitted by shareholders using the same criteria that it uses to select Director recommendations submitted by others.

Board Meetings and Executive Sessions

Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all Directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, Directors are expected to arrive at each Board and Committee meeting having reviewed the materials for the meeting. The Board periodically meets in executive session with only non-employee Directors present.

Board Leadership Structure

In accordance with our Articles of Association, the Board elects our officers, including our Chief Executive Officer, Chief Financial Officer, and such other officers as the Board may appoint from time to time.  The Board has not currently separated the positions of Chairman of the Board and Chief Executive Officer, and John P. Ryan currently serves as our Chairman and Chief Executive Officer.  The Board does not believe that separating these positions is necessary at this time in light of the composition of the Board, the management team and our overall leadership structure, the experience of Mr. Ryan in overseeing our day-to-day business while overseeing the Board, and our current business strategy.  Mr. Ryan has managed the competing demands for his time to effectively lead the Board and the management team.  Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment of corporate strategy.  Our Articles of Association and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate.  The Board periodically considers whether changes to our overall leadership structure are appropriate.

Our Chairman is responsible for chairing meetings of the Board. In his absence, the Board may choose one of the Directors to chair the relevant meeting of the Board, and this tends to be our Vice-Chairman or the independent director present who has the most seniority.  Our Chairman is also responsible for chairing meetings of shareholders. In his absence, the Board may appoint one of the Directors to chair the relevant meeting. That failing, the holders of Ordinary shares present and entitled to vote may choose one of their number to chair the relevant meeting.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.  Our Chairman meets regularly with our Chief Financial Officer, and other senior officers to discuss strategy and risks facing our business.  Senior management attends board meetings and is available to address any questions or concerns raised by our board of directors on risk management-related and any other matters.  The Board receives presentations from senior management on strategic matters involving our operations and holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.

While the Board is ultimately responsible for risk oversight at our company, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk, as further in the section under the heading “Board Meetings and Committees.”

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer, chief operating officer and senior financial officer, in addition to its Code of Business Conduct, which applies to all employees, Directors and consultants. This code of ethics can be found in the Company’s Code of Business Conduct, which was available on the Company’s website at http://www.senetekplc.com.  The Company’s website is currently under construction, and the Company’s Code of Business will be available on the Company’s website again as soon as possible.  In the event of any amendment to, or waiver from, the code of ethics, the Company will publicly disclose the amendment or waiver by posting the information on its website.

The Company’s policies do not permit any of our employees, including our executive officers, to “hedge” ownership by engaging in short sales or trading in any derivatives involving our securities.

The Company does not require Directors to attend the Annual Meeting, although Directors generally do attend the Annual Meeting.  In 2009, all of the Directors attended the Annual Meeting.

PROPOSAL SIX
INDEPENDENT AUDITORS – DECORIA MAICHEL & TEAGUE P.S.

The Board of Directors wishes to obtain from the shareholders their approval for the appointment of DeCoria Maichel & Teague P.S. as the Company’s registered public accounting firm in the United States for the fiscal year ending December 31, 2010 and to render other professional services as required, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration.

Representatives of DeCoria Maichel & Teague P.S. LLP are expected to be available by phone at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the appointment of DeCoria Maichel & Teague P.S. LLP as the Company’s registered public accounting firm in the United States is approved by the shareholders, the Board intends to delegate the determination of the audit fees to the Audit Committee.  If the appointment of DeCoria Maichel & Teague P.S. LLP as the Company’s registered public accounting firm in the United States is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s auditors for the fiscal year ending December 31, 2010.

DeCoria Maichel & Teague P.S. LLP was appointed by the Board to serve as the Company’s registered public accounting firm in the United States in May 2010, replacing Macias Gini & O’Connell LLP.  Macias Gini & O’Connell LLP’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2010 through May 10, 2010, there were no disagreements between the Company and Macias Gini & O’Connell LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Macias Gini & O’Connell LLP, would have caused Macias Gini & O’Connell LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2010 through May 10, 2010, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K, or Item 304(a)(1)(v).   The Company has provided Macias Gini & O’Connell LLP with a copy of the foregoing statements and has requested and received from Macias Gini & O’Connell LLP a letter addressed to the Securities and Exchange Commission stating whether or not Macias Gini & O’Connell LLP agrees with the above statements.

During the two most recent fiscal years and the subsequent interim period from January 1, 2010 through May 10, 2010, neither the Company nor anyone acting on behalf of the Company, consulted DeCoria Maichel & Teague regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Aggregate fees billed by DeCoria Maichel & Teague P.S. LLP for 2010 and 2009, for audit services related to the most recent two years, and for other professional services billed in the most recent two fiscal years, were as follows:

DECORIA MAICHEL & TEAGUE P.S. LLP—Registered Public Accounting Firm in the United States:

Type of Service	2010	2009
Audit fees (1)	$32,000	$—
Other audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$32,000	$—

(1)
Audit fees: This category consists of fees for professional services rendered by DeCoria Maichel & Teague P.S. LLP for review of the financial statements included in its quarterly reports on Form 10-Q and services that are normally provided by the registered public accounting firms in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Other audit-related fees: None
(3)	Tax fees: None
(4)	All other fees: None

Aggregate fees billed by the Company’s former principal accountants, Macias Gini & O’Connell LLP for 2010 and 2009, for audit services related to the most recent two years, and for other professional services billed in the most recent two fiscal years, were as follows:

MACIAS GINI & O’CONNELL LLP—Principal Accountants in the United States:

Type of Service	2010	2009
Audit fees (1)	$131,000	$132,000
Other audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total	$131,000	$132,000

(1)
Audit fees: This category consists of fees for professional services rendered by Macias Gini & O’Connell LLP for audits of the Company’s annual financial statements, review of the financial statements included in its quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Other audit-related fees: None
(3)	Tax fees: None
(4)	All other fees: None

The Audit Committee established a policy governing the Company’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.  In 2010 and 2009, all fees identified above under the captions “Audit Fees”, “Other Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee or the full Board when the Board lacked sufficient non-management Directors to constitute an Audit Committee. In 2010 and 2009, neither Macias Gini & O’Connell LLP nor DeCoria Maichel & Teague P.S. LLP rendered any other professional services for audit related matters, tax compliance and tax advice, and no hours were expended on DeCoria Maichel & Teague P.S. LLP’s engagement to audit the financial statements that were attributable to work performed by persons other than its full-time, permanent employees.

Vote Required

Adoption of Proposal Six requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Six is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the appointment of DeCoria Maichel & Teague P.S. LLP as the Company’s registered public accounting firm in the United States for the fiscal year ending December 31, 2010 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

PROPOSAL SEVEN
INDEPENDENT AUDITORS – BDO LLP

The Board of Directors wishes to obtain from the shareholders their approval for the reappointment of BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes for the fiscal year ending December 31, 2010, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration.

If the reappointment of BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes is approved by the shareholders, the Board intends to delegate the determination of the audit fees to the Audit Committee.   If the reappointment of BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s statutory auditors for the fiscal year ending December 31, 2010.

BDO LLP was first appointed by the Board to serve as the Company’s statutory auditors in the United Kingdom in November 1998.

Aggregate fees billed by the Company’s registered public accounting firm in the United Kingdom, BDO LLP for 2010 and 2009, for audit services related to the most recent two years, and for other professional services billed in the most recent two fiscal years, were as follows:

BDO LLP— Registered Public Accounting Firm in the United Kingdom:

Type of Service	2010	2009
Audit fees (1)	$31,000	$53,000
Other audit-related fees (2)	—	—
Tax fees (3)	58,000	22,000
All other fees (4)	—	—
Total	$89,000	$75,000

(1)
Audit fees: This category consists of fees for professional services rendered by BDO LLP for audits of the Company’s annual financial statements and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit and statutory audits required by United Kingdom jurisdictions.

(2)	Other audit-related fees: None
(3)	Tax fees: This category consists of fees for professional services rendered by BDO LLP for United Kingdom tax compliance including tax return preparation, technical tax advice and tax planning.
(4)	All other fees: None

The Audit Committee established a policy governing the Company’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. In 2010 and 2009, all fees identified above under the captions “Audit Fees”, “Other Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee or the full Board when the Board lacked sufficient non-management Directors to constitute an Audit Committee. The Audit Committee determined that the rendering of other professional services for audit related matters, tax compliance and tax advice was compatible with the firm maintaining its independence. In 2010 and 2009, no hours were expended on BDO LLP’s engagement to audit the financial statements that were attributable to work performed by persons other than its full-time, permanent employees.

Vote Required

Adoption of Proposal Seven requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Seven is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the reappointment of BDO LLP as the Company’s registered public accounting firm for United Kingdom accounting purposes for the fiscal year ending December 31, 2010 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

PROPOSAL EIGHT
 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success.  Shareholders are encouraged to read the Executive Compensation Tables and Narrative Disclosure and other sections of this proxy statement, which include discussions of the following:

•	Members of our Compensation Committee are independent directors.

•	The Compensation Committee has established a process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers.

•	We have compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:

o	Our Compensation Committee may request compensation survey data and proxy information from companies similar in nature and size for comparative purposes.
o	Our executive officers may advise our Compensation Committee but play no role in compensation decisions.
o
We have a long-standing insider trading policy, which among other things, prohibit any of our employees, including our executive officers, to “hedge” ownership by engaging in short sales or trading in any derivatives involving our securities.

Our Compensation Committee and our Board of Directors believe that these policies, procedures and amounts are effective in implementing our compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to approve or not approve our executive compensation program and policies.

Vote Required

Adoption of Proposal Eight requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee.  Our Board of Directors and our Compensation Committee value the opinions of our shareholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors believes that adoption of Proposal Eight is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the compensation of our executive officers.

PROPOSAL NINE
ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

Our shareholders have the opportunity to advise the Compensation Committee and the Board of Directors regarding how frequently to conduct the advisory vote on executive compensation, commonly known as “Say-on-Pay.”  Shareholders may indicate their preference for an annual, biennial (every two years) or triennial (every three years) “Say-on-Pay” advisory vote.

The Board believes that it is preferable to conduct the “Say-on-Pay” advisory vote approximately every three years, for the reasons outlined below. Further, because the “Say-on-Pay” advisory vote is an emerging and newly regulated practice, the Board has committed to solicit shareholders’ preferences regarding the frequency of the “Say-on-Pay” advisory vote again in approximately three years. (We are required by law to solicit shareholders’ preferences regarding the frequency of the “Say-on-Pay” advisory vote every six years.)

The Board recommends that shareholders vote for a triennial advisory vote on executive compensation for reasons that include:

•	We have a consistent record of full and transparent disclosures regarding our executive compensation philosophy, programs, practices and the amounts paid to our executive officers.

•
As a practical matter, any changes to our executive compensation program that were responsive to shareholder concerns would not be fully disclosed and reflected in the Executive Compensation sections of the Proxy Statement until the second year following an unfavorable “Say-on-Pay” vote.

This advisory shareholder vote, commonly known as “Say-on-Frequency,” gives you as a shareholder the opportunity to state your preference on how frequently we conduct the advisory vote on our executive compensation.

Vote Required

Adoption of Proposal Nine requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee.  However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors believes that adoption of Proposal Nine is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” a triennial advisory vote on executive compensation.

PROPOSAL TEN
AMENDMENT TO MEMORANDUM OF ASSOCIATION

The Board of Directors wishes to obtain from the shareholders their approval to revoke, pursuant to paragraph 42(2)(b) of Schedule 2 to the Companies Act 2006 (commencement No. 8, Transitional Provisions and Savings) Order 2008, paragraph 6 of the Company’s Memorandum of Association in force immediately before October 1, 2009, as altered by anything done by virtue of Section 121 of the Companies Act 1985 (alteration of share capital).

Paragraph 6 of the Company’s Memorandum of Association set out the Company’s authorized share capital which established a limit as to the number of shares that the Directors may allot without authority from the shareholders of the Company. The requirement for companies to have an authorized share capital was abolished by the Companies Act with effect from October 1, 2009. Accordingly, to allow the Board greater flexibility to allot shares in the future, including pursuant to the authority granted by resolution Twelve, it is proposed that this restriction on the Directors’ authority to allot shares be removed. This is also intended to bring the Company's constitution into line with current practice.

Vote Required

Adoption of Proposal Ten requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Ten is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” revoking paragraph 6 of the Company’s Memorandum of Association in force immediately before October 1, 2009, as altered by anything done by virtue of Section 121 of the Companies Act 1985 (alteration of share capital).

PROPOSAL ELEVEN
ISSUANCE OF SECURITIES TO DMRJ GROUP, LLC

On March 10, 2010, the Company consummated a $3.0 million convertible note financing pursuant to a Securities Purchase Agreement, dated March 4, 2010 (the “Purchase Agreement”), with DMRJ Group, LLC, a Delaware limited liability company (“DMRJ”), affiliated with Platinum Partners Value Arbitrage Fund L.P.  In connection with the Purchase Agreement, the Company also issued a Secured Promissory Note (the “DMRJ Note”) and a Warrant Agreement (the “DMRJ Warrant”) to DMRJ.  Under the Purchase Agreement, the Company issued the Note to DMRJ in the principal amount of $3.0 million, which bears no interest and is convertible to the Company’s Ordinary shares at a price of $1.25 per Ordinary share at any time from inception to the fifth anniversary of the Note, at which time conversion is mandatory.  Except in the event of default, the Note is not repayable in cash.  In addition, the Warrant is a five-year warrant to purchase 1.8 million of the Company’s Ordinary shares at an exercise price of $1.75 per Ordinary share.  The proceeds received by the Company would be used for general corporate and business purposes.

On November 9, 2010, the Company and DMRJ agreed to amend the terms of the Purchase Agreement to (i) reduce the conversion price set forth in the Note to $0.70 per Ordinary share (subject to further adjustment as currently set forth in the Note); and (ii) so long as the Note is unpaid and outstanding, if the Company enters into any subsequent financings on terms more favorable to an investor than the terms governing the Note, as determined by DMRJ, then DMRJ may exchange the Note for the securities issued or to be issued in connection with subsequent financing (the “Conversion Price Variation”).  Each of the Purchase Agreement, the DMRJ Note, the Conversion Price Variation, and the DMRJ Warrant will be produced to the Annual Meeting, initialed by the Chairman and marked as Annexes A, B, C, and D, respectively.

The Board of Directors wishes to obtain from the shareholders their ratification and approval of each of the Purchase Agreement, the DMRJ Note, the Conversion Price Variation, and the DMRJ Warrant and the ratification and approval of the issue to DMRJ of the DMRJ Note and the DMRJ Warrant. No shareholder approval will be required at the time of conversion of the DMRJ Note or the exercise of the DMRJ warrant.

Vote Required

Adoption of Proposal Eleven requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Eleven is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the ratification and approval of the Purchase Agreement, the DMRJ Note, the Conversion Price Variation, and the DMRJ Warrant and the ratification and approval of the issue to DMRJ of the DMRJ Note and the DMRJ Warrant.

PROPOSAL TWELVE
AUTHORIZATION TO ALLOT SHARES, ETC.

Under the terms of the Company’s Articles of Association, the Board of Directors is authorized to allot Ordinary shares, warrants for the purchase of Ordinary shares, and options for the purchase of Ordinary shares (collectively, the “Equity Securities”). Ordinary shares under English law are similar to shares of Common Stock of companies domiciled in the United States. Under the Companies Act, the directors of a public company may exercise a power of the company to allot shares in the company or to grant rights to subscribe for or to convert any security into shares in the company if they are authorized to do so by the company's articles of association or by resolution of the company. Any such authorization is only valid for a maximum period of five years. The grant of a general power of allotment by the Company’s shareholders is an additional step not generally required when companies domiciled in the United Sates are issuing securities.

A general power of allotment was authorized by the shareholders of the Company in November 2007. Proposal Twelve seeks shareholder approval of a grant of authority to the Board of Directors to allot shares in the Company (including pursuant to the DMRJ Note (as amended by the Conversion Price Variation) and the DMRJ Warrant) or grant rights to subscribe for or to convert any security into Ordinary shares (the “Rights”) up to an aggregate nominal amount of £100,000,000 provided that such authority shall, unless renewed, varied or revoked by the Company, expire on the fifth anniversary of the passing of the resolution, except that the Company may, before such expiry, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiry of such period and the Board may allot relevant securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired, this authority being in substitution for all previous authorities conferred on the Directors in accordance with section 80 of the Companies Act 1985 or section 551 of the Companies Act.

Other than the Equity Securities to be issued to DMRJ as contemplated by Proposal Eleven, the Company has no present plans or proposals to issue Equity Securities in any exchange, merger, consolidation, acquisition or other transaction. However, the Board of Directors believes that it is important for the Company to retain the flexibility to allot Equity Securities on an accelerated basis should the Board determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares.

Vote Required

Adoption of Proposal Twelve requires the affirmative vote of a majority of the holders of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of the holders of a majority of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Twelve is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the authorization for the Directors to allot shares or grant Rights.

PROPOSAL THIRTEEN
DISAPPLICATION OF SHAREHOLDERS’ PREEMPTIVE RIGHTS

At the 2007 Annual General Meeting, our shareholders approved the disapplication of preemptive rights (subject to certain exceptions) under Section 89 of the Companies Act 1985 to subscribe for newly issued Equity Securities issued for cash before the securities can be offered to third parties.  However, the Notice for the 2007 Annual General Meeting did not expressly indicate in the text of such notice that the proposal for the disapplication of such rights had to be passed as a special resolution.  Although we believe that fact was apparent in context, in an abundance of caution, we are asking shareholders again to disapply the preemptive rights such shareholders of the Company may have.  The securities in respect of which the Board is seeking disapplication of shareholders' pre-emption rights are equity securities as defined in Section 560 of the Companies Act.

Pre-emptive rights can be disapplied with respect to a specific allotment of securities by a special resolution of shareholders. Obtaining disapplication of pre-emptive rights at a time of each individual proposed stock issuance is time-consuming and costly. To reduce such costs, minimize the delays associated with convening special meetings of shareholders, and provide the Company with sufficient flexibility in the issuance of equity securities on such terms and conditions as the Board considers to be in the best interests of the Company and its shareholders, the Board of Directors is asking the Company’s shareholders to resolve, subject to Proposal Twelve being passed and in accordance with section 570 of the Companies Act, that the Directors be generally empowered to allot equity securities (as defined in section 560 of the Companies Act) pursuant to the authority conferred by Proposal Twelve, as if section 561(1) of the Companies Act did not apply to any such allotment, provided that this power shall (1) be limited to the allotment of equity securities up to an aggregate nominal amount of £100,000,000 and (2) expire on the date being the fifth anniversary of the date of passing of this resolution (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiry, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred hereby has expired.

Other than the equity securities to be issued to DMRJ as contemplated by Proposal Eleven, the Company has no present plans or proposals to effect share issues in a single transaction, or to a small number of persons resulting in one or more of such persons becoming a principal shareholder of the Company with the attendant ability to exercise significant influence over the Company’s affairs. The Company believes that a large majority of public companies based in the United States do not have mandatory pre-emptive rights provisions with respect to their common equity.

Vote Required

Adoption of Proposal Thirteen requires the affirmative vote of the holders of three-quarters of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of holders of three quarters of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.   A poll may be demanded by shareholder present in person or (if the proxy is not prohibited from so doing, by the holder of Ordinary shares by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the circumstances of the meeting before him including the votes set out on any proxy cards with which he has been furnished.  The Chairman of the Annual Meeting is entitled to, but may not be obligated to, call a poll.  The Chairman of the Annual Meeting, who may also be the proxy holder on behalf of one or more shareholders, has advised us that, given the historical ratification, that there has been an issuance of Equity Securities, and other circumstances, he is of the view that the disapplication of the preemptive rights is in the best interest of the Company and its shareholders and he does not intend to request a poll be taken unless he concludes that he is required to on the basis of any applicable law and/or the circumstances at the Annual Meeting.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Thirteen is in the best interests of the Company and its shareholders and accordingly, recommends a vote “FOR” the disapplication of shareholders’ preemptive rights as described above.

PROPOSAL FOURTEEN
CANCELLATION OF SHARE PREMIUM ACCOUNT

At the 2008 Annual General Meeting, our shareholders approved the reduction of capital by passing a resolution in the same form as Proposal Thirteen. However, the Notice for the 2008 Annual General Meeting did not expressly indicate in the text of such notice that such proposal had to be passed as a special resolution. Although we believe that fact was apparent in context, in an abundance of caution, we are asking shareholders again to eliminate the accumulated deficit on our profit and loss account by cancelling the amount standing to the credit of our share premium account (approximately $62,000,000) and, in relation to the balance, creating distributable reserves (“the Cancellation”).

Additionally, pursuant to the authority granted by the resolution passed at our 2008 Annual General Meeting, we could have sought approval of the cancellation from the English High Court. However, in order to obtain the English High Court’s approval, the Board of Directors would have been required to set aside a certain amount of funds in a blocked bank account for the purpose of meeting the claims or potential claims from those creditors who did not consent to the Cancellation. Setting aside such amount would have restricted the Board of Directors’ ability to maintain and expand our business activities.

Since 2008, our creditor position has substantially improved. The Board of Directors believes that any amount now required to be set aside would be considerably lower than it would have been back then. The rationale for the Cancellation, as described in more detail below, remains and, as such, the Board of Directors wishes to have the ability to proceed with the Cancellation if our circumstances permit and when it is appropriate to do so.  Our British counsel has suggested that given the lapse of time, the relevant resolution should again be presented to an Annual General Meeting before any court approval is sought.

Under the Companies Act, we cannot repurchase any shares or declare and pay any dividends if there is a deficit in our profit and loss account. The Companies Act also provides, subject to the shareholder and the English High Court approval, that share premium may be cancelled and the resulting reserve be treated as a distributable reserve, thereby eliminating historical accumulated losses on the profit and loss account and bringing accumulated profit and loss to a positive level. At December 31, 2009, our profit and loss account deficit, net of distributable other reserves, was approximately $59,000,000. The Cancellation will allow us to pay dividends or to repurchase shares up to the level of the positive balance of approximately $3,000,000 in the profit and loss account.

We have no present plans or proposals to declare or pay dividends or repurchase shares but this may be considered by the Board in the future depending on our cash position, our liquidity needs for operations and our business strategy. The Board of Directors believes that it is important for us to have the flexibility to do so should the Board determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials.

Because the Cancellation requires both a shareholder vote and the subsequent approval of the English High Court, the Company is not in a position to provide an anticipated effective date for the completion of the Cancellation.

On the hearing of our application for the confirmation of the Cancellation, the English High Court will be concerned to ensure that the interests of our creditors who have not consented to the Cancellation are properly protected. At present, it is anticipated that those interests will be protected by our undertaking to the English High Court to establish a blocked bank account into which monies will be paid for the purpose of meeting the claims and potential claims of those non-consenting creditors. The precise form of the protection that will be required is a matter for the English High Court to determine and we will offer such undertakings or other protection as the English High Court requires (and our British counsel advise is appropriate).

Vote Required

Proposal Fourteen must be passed as a special resolution of the Company and, as such, adoption of Proposal Fifteen requires the affirmative vote of the holders of three-quarters of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of holders of three quarters of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs. A poll may be demanded by shareholder present in person or (if the proxy is not prohibited from so doing, by the holder of Ordinary shares by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the circumstances of the meeting before him including the votes set out on any proxy cards with which he has been furnished. The Chairman of the Annual Meeting is entitled to, but may not be obligated to, call a poll. The Chairman of the Annual Meeting, who may also be the proxy holder on behalf of one or more shareholders, has advised us that, given the historical ratification, and other circumstances, he is of the view that the Cancellation is in the best interest of the Company and its shareholders and he does not intend to request a poll be taken unless he concludes that he is required to on the basis of any applicable law and/or the circumstances at the Annual Meeting.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Fourteen is in the best interests of the Company and its shareholders and accordingly, recommends a vote “FOR” the cancellation of the amount standing to the credit of the share premium account of the Company as described above.

PROPOSAL FIFTEEN
ADOPTION OF AMENDED AND RESTATED ARTICLES OF ASSOCIATION

The Board of Directors wishes to obtain from the shareholders their approval to amend and restate the Company’s current constitution, being a Memorandum and Articles of Association, so as to be consistent with current general corporate practices pursuant to the Companies Act.  Among other things, the amended and restated Articles of Association update company law references and allow additional flexibility to the management and day-to-day operation of the Company, whose current memorandum and articles of association are derived from companies legislation passed in 1948. A copy of the amended and restated Articles of Association will be produced to the Annual Meeting, initialed by the Chairman and marked as Annex E. A summary of the changes have been provided with this proxy statement, and marked as Schedule A.

Vote Required

Proposal Fifteen must be passed as a special resolution of the Company and, as such, adoption of Proposal Sixteen requires the affirmative vote of the holders of three-quarters of Ordinary shares cast in person or by proxy at the Annual Meeting (save that, where a holder of Ordinary shares has appointed more than one proxy, the votes of such proxies shall be taken together and count as one vote) or, if a poll is taken, the affirmative vote of holders of three quarters of the Ordinary shares in respect of which votes are cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs. A poll may be demanded by shareholder present in person or (if the proxy is not prohibited from so doing, by the holder of Ordinary shares by which he or she is appointed) by proxy, or by the Chairman of the Annual Meeting, acting in his discretion and with regards to the circumstances of the meeting before him including the votes set out on any proxy cards with which he has been furnished.  The Chairman of the Annual Meeting is entitled to, but may not be obligated to, call a poll.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Fifteen is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the adoption of the amended and restated Articles of Association as described above.

MANAGEMENT

Directors

For information regarding our Board of Directors, including the name, age, position and office held with us, period of service on our Board of Directors, and biographical summaries of each member of our Board of Directors, please see the section under the heading “Election of Directors.”

Executive Officers

John P. Ryan, Chairman and Chief Executive Officer (see the section above under the heading “Election of Directors”).

Howard Crosby, President, Chief Financial Officer (see the section above under the heading “Election of Directors”).

Executive officers serve in their offices (without fixed terms) at the pleasure of the Board of Directors.

Executive Compensation Tables and Narrative Disclosure

Current Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Stock Awards (2)	Option Awards (2)	All Other Compensation (1)	Total
John P. Ryan (5)	2010	$150,134		$—	$—	$147,248	$—	$297,382
Chairman and Chief Executive Officer (PEO)
Howard Crosby (5)	2010	133,906		—	—	147,248	—	281,154
Chief Financial Officer (PFO)
Frank J. Massino (6)	2010	1,368,167	(7)	—	—	—	20,014	1,388,181
Former Chairman and Chief Executive Officer (PEO)	2009	370,000	(3)	—	—	246,120	69,510	685,630
	2008	384,231	(3)	—	—	475,347	53,074	912,652
William F. O’Kelly (6)	2010	156,184	(7)				8,451	164,635
Former Chief Financial Officer and Secretary (PFO)	2009	222,310	(3)	—	—	22,568	20,259	265,137
	2008	230,860	(3)	—	—	47,622	19,472	297,954

(1)	Detail of All Other Compensation

	Year	401(k) Employer Match		Life Insurance	Disability Insurance	Car Allowance	Other	Total
Frank J. Massino (6)	2010	$3340		$2,469	$2945	$4,038	$7,222	$20,014
	2009	23,416	(4)	14,067	13,498	16,500	2,029	69.510
	2008	4,133		14,067	13,498	12,000	9,376	53,074
William F. O’Kelly (6)	2010	1,855		—	400	1,962	4,234	8,451
	2009	10,869	(4)	—	—	8,100	1,290	20,259
	2008	7,750		—	—	6,000	5,722	19,472
(2)
The amounts in this column represent the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718.  See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our stock awards.

(3)
2009 includes the January 1, 2010 payroll paid on December 31, 2009 due to the holiday. 2008 includes the January 2, 2009 payroll paid on December 31, 2008 due to the holiday. Effective January 1, 2008, Mr. Massino’s base salary was increased from $360,000 to $370,000. Effective January 1, 2008, Mr. O’Kelly’s base salary was increased from $215,000 to $222,310.

(4)	2009 includes 401(k) match true-up from 2005-2008.
(5)	Mr. Ryan was appointed to the Board and the position as Chief Executive Officer of the Company on March 10, 2010. Mr. Crosby was appointed to the Board and the position as Chief Financial Officer of the Company on March 10, 2010.
(6)
Mr. Massino was terminated without cause from the position as Chief Executive Officer and resigned as Chairman of the Board of Directors of the Company on March 10, 2010.  Mr. O’Kelly was terminated without cause from the position as Chief Financial Officer and resigned as Secretary of the Company on March 10, 2010.

(7)	2010 includes severance payments made to Messr. Massino and O’Kelly as a result of their terminations pursuant to their respective employment agreements with the Company.

GRANTS OF PLAN-BASED AWARDS
As at December 31, 2010

		Number of Shares
Name and Principal Position	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards	All Other Option Awards	Exercise Price		Grant Date Fair Value of Stock and Option Awards
John P. Ryan (1) Chairman and Chief Executive Officer (PEO)	April 30, 2010	250,000	—	—		$1.05		$147,248
Howard Crosby (1) Chief Financial Officer (PFO)	April 30, 2010	250,000	—	—		$1.05		$147,248
Frank J. Massino (2) Former Chairman and Chief Executive Officer (PEO)	January 18, 2008 January 18, 2008	458,750 81,850	— —	— —	$ $	1.25 1.25	$ $	729,725 135,967
William F. O’Kelly (2) Former Chief Financial Officer and Secretary (PFO)	January 18, 2008	48,750	—	—		$1.25		$80,982

(1)	Mr. Ryan was appointed to the Board and the position as Chief Executive Officer of the Company on March 10, 2010. Mr. Crosby was appointed to the Board and the position as Chief Financial Officer of the Company on March 10, 2010.
(2)
Mr. Massino was terminated without cause from the position as Chief Executive Officer and resigned as Chairman of the Board of Directors of the Company on March 10, 2010.  Mr. O’Kelly resigned was terminated without cause from the position as Chief Financial Officer and resigned as Secretary of the Company on March 10, 2010.

No equity grants were awarded in 2009. The Compensation Committee awarded the equity grants included in the “Grants of Plan-Based Awards” table in 2008 and 2010. The Compensation Committee did not award annual cash bonuses or salary increases for 2009 or 2008.

The Company does not plan to release material, non-public information for the purpose of affecting executive compensation and it does not plan or coordinate grants to existing or new executives around the release of material non public information.

Employment Agreements

The Company had maintained employment agreements with key executives principally to define terms under which employment would cease and to provide explicit benefits if termination of employment occurs for certain reasons. These termination benefits were generally comparable to its benchmarked public companies, including IGI, Barrier Therapeutics, PhotoMedex, Antares Pharma, Bentley Pharmaceuticals, Vivus and Palatin Technologies, and had been constructed to provide an orderly transition for the Company if a termination event were to occur. There is no written employment agreements with its current executive officers.

Material Terms of Employment Agreements

The Company had an employment agreement dated November 1, 1998 with Mr. Massino, as amended effective June 30, 2000, October 31, 2002, January 1, 2003 and April 2006. The agreement and amendments provide for a perpetual three-year term and an annual salary of $340,000 per annum subject to discretionary increases by the Compensation Committee from time to time. Mr. Massino’s base salary was increased from $360,000 to $370,000 as of January 1, 2008. The contract also provides for monthly automobile allowance and reimbursement of related automobile operating expenses. Under the agreement, Mr. Massino is entitled to an annual bonus, to be determined by the Compensation Committee, and is eligible to participate in the Company’s management bonus plan, if any.

Under the terms of the employment agreement, in the event that Mr. Massino’s employment is terminated by the Company (other than for “permanent disability” or “cause”, as such terms are defined in the agreement) or by Mr. Massino for “good reason” (as defined in the agreement), Mr. Massino would become entitled to a lump sum payment equal to the product of multiplying his base salary (and a deemed bonus, if any, as determined in accordance with the agreement) by three (i.e., the number of years remaining under the “evergreen” provisions of his employment agreement). Further, in such circumstance, all unvested and/or unexercisable options held by Mr. Massino would become immediately vested and exercisable. The agreement also provides for payment upon consummation of certain changes of control (as defined below), provided that the Company would not be required, on a change of control, to pay Mr. Massino any amounts that would constitute an “excess parachute payment” under the Internal Revenue Code. For purposes of the employment agreement with Mr. Massino, a “change of control” would include, among other events set forth in that agreement, (i) a sale, lease or transfer of all or substantially all of its assets, (ii) the adoption by its shareholders of a plan relating to Senetek’s liquidation or dissolution, (iii) Senetek’s merger or consolidation, following which its shareholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting corporation, (iv) an acquisition by an individual or group of more than 50% of the Company’s voting securities, and (v) a change in the Board of Directors that results in less than a majority of the Board being comprised of directors that have served on the Board of Directors for at least 12 months or who were approved by a majority of the Board at the time of their election or appointment.  On March 10, 2010, Mr. Massino was terminated without cause as Chief Executive Officer and resigned as Chairman of the Board of Directors. As a result, Mr. Massino received the lump sum payment described above and his employment agreement was terminated.

The Company had a payment agreement dated March 5, 2007 with Mr. O’Kelly that required the Company to make certain severance payments to Mr. O’Kelly in the event his employment is terminated under certain circumstances. If: (A) following a Change of Control, the Company does not retain Mr. O’Kelly as Chief Financial Officer or he is not offered a position of Equivalent Authority by the Company or a Successor Enterprise or (B) Mr. O’Kelly does not continue his employment with the Company or a Successor Enterprise after a Relocation, then, in either such event, the Company will continue to pay him his base salary as at the date of the Change of Control or Relocation for a period of six months following his separation from the Company or the Successor Enterprise. On March 10, 2010, Mr. O’Kelly was terminated without cause as Chief Financial Officer and resigned as Secretary of the Company. As a result, Mr. O’Kelly received the severance payment described above and his payment agreement was terminated.

The Compensation Committee believes the change in control provisions for the former Chief Executive Officer and the former Chief Financial Officer are appropriate because neither individual would likely be retained in the event of such a transaction and the provision of change in control benefits serves as an incentive in the best interest of shareholders if such a transaction is under consideration.

John P. Ryan was appointed to the position of Chief Executive Officer of the Company effective March 10, 2010. Howard Crosby was appointed to the position of Chief Financial Officer and President of the Company effective March 10, 2010. On April 30, 2010, the Company agreed to (i) compensate Mr. John P. Ryan at a salary of $185,000 per annum and to provide health benefits; and (ii) compensate Mr. Howard Crosby at a salary of $165,000 per annum and to provide health benefits. On April 30, 2010, the Company granted 100,000 stock options to each of Messrs. Ryan and Crosby in connection with their service as officers of the Company. The stock options have a 5 year term, an exercise price of $1.05 and shall vest in 2 equal installments every 6 months. On April 30, 2010, the Company granted 150,000 stock options to each of the directors of the Company, including, Messrs. Ryan and Crosby, in connection with their service as directors of the Company. The stock options have a 5 year term, an exercise price of $1.05 and shall vest in 3 equal installments every 6 months.

Current Equity Holdings and Realization on Equity Holdings

OUTSTANDING EQUITY AWARDS
As at December 31, 2010

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable (8)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
John P. Ryan (1)	150,000	(2)	—	150,000	$1.05	04/30/2015
Chairman and Chief Executive Officer (PEO)	100,000	(3)	—		$1.05	04/30/2015
Howard Crosby (1)	150,000	(3)	—	150,000	$1.05	04/30/2015
Chief Financial Officer (PFO)	100,000	(3)	—		$1.05	04/30/2015
Frank J. Massino (9)	458,750	(4)	—	—	$2.50	01/17/2015
Former Chairman and Chief	81,850	(5)	—	—	$2.50	01/17/2015
Executive Officer (PEO)	37,500	(6)	—	—	$1.60	12/17/2013
	75,000	(7)	—	75,000	$2.08	06/05/2013
William F. O’Kelly(9)	48,750	(5)	—	—	$2.50	01/17/2015
Former Chief Financial Officer	12,500	(7)	—	12,500	$2.08	06/05/2013
and Secretary (PFO)

(1)	Mr. Ryan was appointed to the Board and the position as Chief Executive Officer of the Company on March 10, 2010. Mr. Crosby was appointed to the Board and the position as Chief Financial Officer of the Company on March 10, 2010.
(2)	Options vest in three equal installments every six months.
(3)	Options vest in two equal installments every six months.
(4)	Options vest 20% at issue and 20% on each anniversary date through January 18, 2012.
(5)	Options vest ratably over 48 months through January 18, 2012.
(6)	Options vest ratably over 48 months through December 18, 2010.
(7)
On June 6, 2006, the Compensation committee awarded 150,000 non-qualified options to Mr. Massino and 25,000 non-qualified options to Mr. O’Kelly. The option grants have a term of seven years and were priced at the Company’s share market price at the close of business on the grant date. The option grants vest 25% each with respect to calendar years 2006, 2007, 2008 and 2009 if and only if one of the two conditions (“A” or “B”) described below are satisfied. If neither condition is satisfied with respect to the calendar year, the tranche applicable to that year plus any unvested cumulative tranches from prior years are carried forward to the following year and fully vested if one of the two conditions are met with respect to that year. The criterion for Condition B was met in 2007 and 2006; the shares are 50% vested at December 31, 2009. Neither Condition A or B was met in 2009 or 2008, the shares that would have vested in 2009 and 2008 have been carried forward to 2010.

Condition A

At any time during the calendar year, the closing price of Senetek PLC American Depositary Shares for a consecutive 60 day period averages “X” or higher, as defined below (provided that options shall not vest within the first six months after grant).

Condition B

“Net Operating Income” for the calendar year is greater than or equal to “Y” as defined below. For purposes of this calculation, “Net Operating Income” is defined as Operating Income computed in accordance with U.S. Generally Accepted Accounting Principles plus all operating expenses associated with any program to migrate from a UK legal entity to a US legal entity and operating expenses associated with the evaluation or institution of a share buyback program. Such expenses include, but are not limited to, professional fees, travel and temporary help and specifically exclude imputed value of any CEO or CFO compensation expense except if that compensation expense is directly attributable to the subject programs.

Calendar Year	Condition A: X equals	Condition B: Y equals
2006	$4.00	$1,200,000
2007	$5.60	$2,040,000
2008	$7.84	$2,356,000
2009	$10.96	$2,697,000

(8)
Effective March 10, 2010, vesting was accelerated for all options to purchase Ordinary shares held by the Company’s officers and Directors as of December 1, 2009, the options were extended for five years and the exercise price was re-priced to the greater of $1.25 or the market price on March 10, 2010.

(9)
Mr. Massino was terminated without cause from the position as Chief Executive Officer and resigned as Chairman of the Board of Directors of the Company on March 10, 2010.  Mr. O’Kelly resigned was terminated without cause from the position as Chief Financial Officer and resigned as Secretary of the Company on March 10, 2010.

Option Exercises and Stock Vested

An “Option Exercises and Stock Vested” table has not been included as it is not required for Smaller Reporting Companies.

Post Employment Compensation

Disclosures for Pension Benefits and Non-Qualified Deferred Compensation are not included as there were no applicable transactions for the reporting period.

Potential Payments upon Termination or Change in Control

The Company had an employment agreement with Mr. Massino and a payment agreement with Mr. O’Kelly that include severance and change of control provisions. These provisions are fully described in the preceding section titled Material Terms of Employment Agreements. In the event Mr. Massino was to be terminated without cause or in the event of a change in control as described above, Mr. Massino would be entitled to a minimum lump sum payment of $370,000 (his current salary) plus a deemed bonus times three. In addition, all unvested stock options and restricted stock would immediately vest. In the event Mr. O’Kelly was to be terminated as a result of a change in control or relocation as described above, Mr. O’Kelly would be entitled to a lump sum payment of $107,500.

Mr. Massino and Mr. O’Kelly were terminated without cause and severance and change of control payments were made to Mr. Massino and Mr. O’Kelly on March 11, 2010 in accordance with their agreements.

Director Compensation Tables and Narrative Disclosure

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash	Option Awards (2) (3)	Total
Anthony Williams	$21,125	$87,288	$31,401
Rodger Bogardus	$3,125	$0	$26,144
Kerry Dukes	$21,125	$87,288	$26,143
Weslley Holland	$18,700	$87,288	$105,988

(1)
Mr. Massino was Chairman of the Board through March 10, 2010. Messr. Ryan, Crosby, and Holland were appointed to the board on March 10, 2010. Messr. Massino, Ryan and Crosby's compensations are discussed in the Executive Compensation tables.  Mr. Bogardus resigned from the Board on March 10, 2010.

(2)
The amounts in this column represent the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718.  See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our stock awards.

(3)
Each of Messr. Ryan and Crosby holds an aggregate total of 250,000 stock options at December 31, 2010. Mr. Holland holds an aggregate total of 150,000 stock options at December 31, 2010. Mr. Dukes holds an aggregate total of 192,500 stock options as December 31, 2010. Mr. Williams holds an aggregate total of 246,250 stock options at December 31, 2010. Mr. Bogardus holds an aggregate total of 42,500 stock options at December 31, 2010.

Effective July 1, 2010, each non-employee Director receives a $5,000 quarterly cash stipend. New non-employee Directors historically have been granted an option to purchase shares upon joining the Board. There is no established policy requiring such a grant. Subsequent equity grants in the form of stock options, restricted stock or a combination of stock options and restricted stock typically take place annually and are based on each Director’s responsibility, experience, performance and ability to influence the Company’s long-term growth and profitability.

Compensation Committee

Compensation Committee Practices and Procedures

The Compensation Committee of the Board of Directors, comprised solely of independent Directors, has the responsibility and authority to establish the compensation program for the Company’s Executive Officers. The Compensation Committee is comprised of Mr. Kerry Dukes (Chairman), Dr. Wesley Holland and Mr. Anthony Williams.

In addition, the committee may also request independent compensation survey data and proxy information from companies similar in nature and size for comparative purposes. The Company’s executives may advise the committee but play no role in compensation decisions. The committee reserves the right to also consider other unique factors in setting compensation levels and to adjust or recover for awards of payments if the Company adjusts or restates performance measures in a manner that would reduce the size of an award or payment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including the selection of the Company’s independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, Auditor’s Communication With Those Charged With Governance, as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and it discussed with the auditors their independence from the Company and other relevant PCAOB and SEC guidance regarding the auditor’s communication with those charged with governance. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

KERRY DUKES
ANTHONY WILLIAMS
Audit Committee
February , 2011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony Williams, a Director of the Company, is a partner of the law firm DLA Piper LLP (US). Mr. Williams was previously a partner of the law firm of Baker & McKenzie LLP from September 2005 through October 2009 and prior to that was a partner of the law firm of Coudert Brothers LLP. Legal fees paid to DLA Piper LLC (US) in 2010 and 2009 were $186,525 and $50,000, respectively. Legal fees paid to Baker & McKenzie LLP in 2010 and 2009 were $0 and $56,000, respectively.

Wesley Holland, a Director of the Company, provides certain consulting services to the Company in connection with developing and marketing the Company’s life science technologies and products. The Company has paid Dr. Holland a total of approximately $100,000 since April 2010.

On March 10, 2010, the Company consummated the sale of the assets related to its skin-care business to Skinvera LLC, a company wholly owned by Mr. Frank Massino, former Chairman and Chief Executive Officer of the Company, pursuant to an Asset Purchase Agreement, whereby Skinvera purchased all assets and assumed all existing liabilities of the Company’s skincare business (except for assets and liabilities related to kinetin and zeatin). Skinvera LLC received $1.8 million in cash in return for a $1.8 million Secured Promissory Note, or the “Skinvera Promissory Note, which bears interest at 6% per annum and is due on the seventh anniversary of the Skinvera Promissory Note. The Asset Purchase Agreement include provisions for royalty payments to the Company from Skinvera based on 5% of net direct sales of skincare products and 10% of net skincare royalties; up to a maximum of $5 million.

The Company allotted 1,400 Ordinary shares to each of Howard Crosby and John Ryan in exchange for the transfer of certain non-cash assets from each of those Directors to the Company. Those non-cash assets were 100 shares each in the share capital of Hecla Mining Company, an NYSE-listed corporation.

The Companies Act prohibits a public company from allotting shares to any person for non-cash consideration unless certain conditions are met, including that the asset transferred to the relevant company in exchange for the shares in the company has to be independently valued.  The Company has sought an appropriate valuation report from BDO LLP which was received in final form on December 20, 2010 and which confirmed that the aggregate value of the assets transferred to the Company by each of Howard Crosby and John Ryan was not less than the aggregate value of the Ordinary shares allotted to each of those Directors by the Company.  As such, the Company allotted the relevant shares to each of those directors with an effective date of December 22, 2010.

The audit committee of the Board is specifically authorized and directed in its written charter to review and approve all related party transactions that are required to be disclosed to shareholders pursuant to item 404(a) of Regulation S-K.

The Company generally does not engage in transactions in which its executive officers or directors or any of their immediate family members or any of its 5% stockholders have a material interest. The Company’s Code of Business Conduct, which sets forth standards applicable to all employees, officers and directors, generally prohibits transactions that could result in a conflict of interest. Any change or waiver of the Company’s Code of Business Conduct for any executive officer or director will be disclosed, if and to the extent required by applicable law, rule or regulation as from time to time in effect, pursuant to a filing on Form 8-K or posted on the Company’s website (www.senetekplc.com) or any other means as may be required or allowed by applicable law, rule or regulation.

See also “Executive Compensation—Employment Contracts” for a description of certain relationships with employees of the Company.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Senetek’s outstanding Ordinary shares as of January 20, 2011, by: (i) all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary shares, (ii) each of the Company’s Directors who beneficially owns such shares; (iii) each of the Company’s named executive officers; (iv) the Company’s other executive officers currently in office; and (iv) all executive officers and Directors of the Company as a group, in each case based solely on information provided to the Company by such beneficial owners. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company’s Directors and executive officers is that of Senetek’s principal executive office, 51 New Orleans Court, Suite 1A, Hilton Head, South Carolina, 29928.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1) (2) (3)	Percentage of Class (1)
5% Beneficial Owners (other than management)

Frank J. Massino (4)	834,965	9.8%

Executive Officers and Directors

Frank J. Massino (4)	834,965	9.8%
John P. Ryan (5)	101,400	1.3%
Howard Crosby (6)	101,400	1.3%
Kerry Dukes	92,500	1.2%
Anthony Williams	181,010	2.3%
Wesley Holland	50,000	*
William O’Kelly (7)	81,875	1.0%
All Directors and Executive Officers as a group (5 persons)	526,310	6.4%

*	Less than one percent
(1)
For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes the following number of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 20, 2011: Mr. Massino: 765,600 shares of stock options; Mr. Ryan: 100,000 shares of non-qualified stock option; Mr. Crosby: 100,000 shares of non-qualified stock option; Mr. Dukes: 92,500 non-qualified stock option; Mr. Williams: 146,250 shares of non-qualified stock option; Dr. Holland: 50,000 shares of non-qualified stock option; and Mr. O’Kelly: 73,750 shares of stock options.

(3)
In connection with the transaction between Senetek and DMFJ Group, LLC (see Proposal 12 for further information), vesting was accelerated for all options to purchase Ordinary shares held by the Company’s officers and Directors as of December 1, 2009.  The options were extended for five years and the exercise price was re-priced to the greater of $1.25 or the market price on March 10, 2010.

(4)	Mr. Massino resigned from the Board and was terminated without cause from the position as Chief Executive Officer of the Company on March 10, 2010.
(5)	Mr. Ryan was appointed to the Board and the position as Chief Executive Officer of the Company on March 10, 2010.
(6)	Mr. Crosby was appointed to the Board and the positions as President and Chief Financial Officer of the Company on March 22, 2010.
(7)	Mr. O’Kelly resigned from the position as Secretary of the Company and was terminated without cause from the position as Chief Financial Officer of the Company on March 10, 2010.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Senetek’s Directors, executive officers and any persons holding more than 10% of the Company’s equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company’s knowledge, based solely on materials provided and representations made to the Company, for the fiscal year ended December 31, 2010, all reports required by Section 16(a) during 2010 were filed on a timely basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed from the SEC’s Internet site at http://www.sec.gov.

MATERIAL CHANGES

There have been no material changes since December 31, 2009 that have not been described in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010, and September 30, 2010, our Current Reports on Form 8-K, or this proxy statement, in each case as amended.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we have filed with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2009 (File No. 000-14691), as filed with the SEC on April 15, 2010;

•
our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, as filed with the SEC on May 24, 2010, August 20, 2010 and November 22, 2010, respectively (each File No. 000-14691); and

•
our current reports on Form 8-K filed with the SEC on November 15, 2010, May 20, 2010, May 14, 2010, May 6, 2010, April 27, 2010, April 7, 2010, March 26, 2010, March 10, 2010, and January 6, 2010 (each File No. No. 000-14691).

We are not, however, incorporating any documents or information that are deemed to be furnished and not filed in accordance with SEC rules and regulations.

This proxy statement incorporates important business and financial information about the Company from other documents, as referenced in the preceding paragraphs, that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement from the SEC at its website, www.sec.gov, or by requesting them in writing to the Company at 51 New Orleans Court, Suite 1A, Hilton Head, South Carolina, 29928. If so requested, we will provide a copy of the incorporated filings at no cost within one (1) business day.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any postponement or adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

ANNUAL REPORT

SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT FOR 2010 AND ANNUAL REPORT ON FORM 10-K FOR 2009 AS FILED WITH THE SEC WITHOUT CHARGE BY WRITING TO THE COMPANY AT
51 NEW ORLEANS COURT, SUITE 1A, HILTON HEAD, SOUTH CAROLINA, 29928.

By Order of the Board of Directors,

/s/ Anthony Williams
Anthony Williams
Secretary

February     , 2011

SCHEDULE A

Senetek plc (company number 01759068) ("the Company")
New articles of association - summary

This note is intended to summarise the key changes that the new articles of association (the New Articles) introduce when compared to the Company's current articles of association, which were last amended 16 May 1997 (the Old Articles). The Old Articles were originally drafted in accordance with then-current English companies legislation, being the Companies Act 1948.

The New Articles have been drafted in accordance with modern companies legislation, being the Companies Act 2006 (the 2006 Act). All English companies have to comply with the 2006 Act and, in a number of scenarios, the 2006 Act states that provisions in a company's constitutional documents (such as its articles of association) will not be effective if they conflict with provisions of the 2006 Act.

The New Articles will be available to view at the general meeting at which their adoption is proposed.

1	General Meetings

The New Articles follow amendments made in the 2006 Act so that all meetings are described as general meetings. There is no class of Extraordinary General Meeting as under the Old Articles.

The New Articles allow a general meeting to be held at shorter notice (than 21 clear days for annual general meetings and 14 clear days for all other general meetings) if a majority of the Members, holding not less than 95% in nominal value of the shares, is present.

New Articles 159 – 167 amend Old Articles 149 – 154 so as to ensure compliance with the 2006 Act in relation to the provision and form of notices generally. New Article 160 now allows for the service of notices in electronic form or on a website.

The New Articles follow the Old Articles in stating that the necessary quorum for business to be transacted at a meeting is two. The New Articles do, however, state that this can include proxies. For meetings adjourned due to a lack of quorum, the New Articles state that if a quorum is not present within 15 minutes of the time of the adjourned meeting, then the necessary quorum for business to be transacted at the adjourned meeting will be one.

The New Articles follow the Old Articles in stating that the Chairman of the Board shall preside as chairman at every general meeting of the Company. In addition, however, the New Articles state that a deputy chairman can preside as chairman at the meeting.

2	Voting and polls

The New Articles take account of the amendments to the rights of proxies under the 2006 Act. They state that a resolution put to the vote of that meeting shall be decided on a show of hands unless a poll is demanded by the chairman; not less than five members present in person or by proxy and entitled to vote at the meeting; or a member or members present in person or by proxy representing one-tenth of either: (a) the voting rights of all the members, or (b) the total sum paid up on all shares.

The Old Articles state that upon a poll every member present in person or proxy shall have one vote for each 5p in nominal amount of the shares held by him. The New Articles now state that a member or proxy will have one vote for each voting share he holds. This will not change voting ratios.

New Article 69 introduces greater detail to the procedure for calling polls in compliance with sections 321 and 322 of the 2006 Act, in particular by stating the following:

(a)
Polls demanded by the chairman or on the question of adjournment of the meeting are to be taken immediately. A poll on any other matter can be taken at any time or place not more than 30 days from the date of the meeting.

(b)
A demand for a poll may be withdrawn before the poll is taken with the consent of the chairman. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the general meeting shall continue as if the demand had not been made.

(c)	On a poll, votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

New Articles 74 and 75 state that the proxy appointment must be made by instrument in any common form or in such form as the Board may approve, including electronically.

3	Directors

The Old Articles state that there should be at least two directors of the Company, and no maximum. The New Articles state that there should be at least three directors, with a maximum of ten.

Under the Old Articles, one third of the directors retire by rotation at each annual general meeting. This is the third who have been in office longest. Under the New Articles, the third of directors subject to retirement shall be made up firstly of any director(s) who want to retire, and then those Directors who have been longest in office.

The New Articles state that any retiring director may be deemed to be available for reappointment unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of that director is not passed.

4	Directors' interests

Under the Old Articles, a director may not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest and shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting by that restriction.

Under the New Articles, however, it is now possible for the Board to authorise any matter which would or might otherwise constitute a breach of a director's duty to avoid conflicts of interest. Having said that, this Board power may only be exercised provided that the director in question (and any other interested director) is precluded from voting on the approval and terms of the authorisation.

Article 125 of the New Articles amends Article 93 of the Old Articles so as to cover and include the amendments made by the 2006 Act in respect of the duties of the directors to the Company.

5	General

The New Articles update statutory references to refer to the 2006 Act and associated legislation.

They also contain a number of provisions that permit the Company to take advantage of certain abilities that are granted to public companies (PLCs), such as Senetek, in England: for example to be able to list on a stock exchange or have their shares traded electronically.

▼ FOLD AND DETACH HERE ▼

SENETEK PLC

Instructions to The Bank of New York Mellon, as Depositary
(Must be received prior to the close of business on March 23, 2011)

The undersigned registered holder of American Depositary Receipts of Senetek PLC acknowledges receipt of a copy of the Annual Report and the Proxy Statement and hereby requests and instructs The Bank of New York Mellon, as Depositary, revoking any instructions previously given, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business January 31, 2011, at the Annual General Meeting of the Shareholders of Senetek PLC to be held on Wednesday, March 30, 2011 at Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London, EC3N 4DX, at 2:00 p.m. London Time, and at any adjournment or postponement thereof, to appoint Mr. Howard Crosby and Mr. John Ryan, and each of them, as proxies, each with full power of substitution, and to authorize them to represent and to vote all of the Deposited Securities represented by such Receipts, in the manner indicated on the reverse side of this voting instruction card. The proxy holders are not required to demand a poll at the Annual General Meeting unless required to do so by the holder of Ordinary shares appointing them or by law, but may nonetheless do so in their discretion.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE VOTING INSTRUCTION CARD IS PROPERLY EXECUTED, BANK OF NEW YORK MELLON, AS DEPOSITARY, WILL VOTE THE DEPOSITED SECURITIES AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE DEPOSITED SECURITIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR ITEMS 1, 6 THROUGH 15. THE DEPOSITED SECURITIES WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR THE APPROVAL OF ITEMS 1, 6 THROUGH 15.

NOTE:
Please direct the Depositary how it is to vote or instruct any proxy/proxies appointed by it to vote by placing an X in the appropriate box opposite the description of the matter or resolution on the voting instruction card.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
PO BOX 3549
S HACKENSACK NJ 07606-9249

(Continued and to be marked, dated and signed, on the other side)

WO# XXXXX

Form of Proxy for use at the Annual General Meeting of Senetek PLC
to be held at Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London, EC3N 4DX on Wednesday, March 30, 2011 at 2:00 p.m. London Time

I/We the undersigned, being (a) member/member(s) of	PLC, hereby appoint the Chairman of the

Meeting or,

Name of Proxy	Number of shares

as my/our proxy to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held at 2 p.m. London Time on Wednesday, March 30, 2011 at Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London, EC3N 4DX and at any adjournment thereof. I/We wish my/our proxy to vote as shown below in respect of the resolutions set out in the Notice of the Meeting.

Please indicate by ticking the box if this proxy appointment is one of multiple appointments being made*
For the appointment of one or more proxy, please refer to explanatory note 3 (below)

		FOR	AGAINST	WITHHELD
ORDINARY BUSINESS
1.	To receive and adopt the Company’s annual accounts for the fiscal year ended December 31, 2009 together with the last director report and auditors’ report on those accounts;	☐	☐	☐

2.	To re-elect John P. Ryan as a Director;	☐	☐	☐

3.	To re-elect Howard Crosby as a Director;	☐	☐	☐

4.	To re-elect Anthony Williams as a Director;	☐	☐	☐

5.	To re-elect Wesley R. Holland as a Director;	☐	☐	☐

6.
To appoint DeCoria Maichel & Teague P.S. as the Company’s registered public accounting firm in the United State for the fiscal year ending December 31, 2010 at a remuneration to be determined by the board of directors of the Company (the “Board”);
		☐	☐	☐

7.	To reappoint BDO LLP as the Company’s statutory auditors for United Kingdom accounting purposes for the fiscal year ending December 31, 2010 at a remuneration to be determined by the Board;	☐	☐	☐

8.	To hold an advisory vote on executive compensation; and	☐	☐	☐

9.	To hold an advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐

SPECIAL BUSINESS
10.
To revoke, pursuant to paragraph 42(2)(b) of Schedule 2 to the Companies Act 2006 (commencement No. 8, Transitional Provisions and Savings) Order 2008, paragraph 6 of the Company’s Memorandum of Association, as in force immediately before October 1, 2009, as altered by anything done by virtue of section 121 of the Companies Act 1985 (alteration of share capital);
		☐	☐	☐

11.
To ratify and approve, pursuant to the terms of a Securities Purchase Agreement dated March 4, 2010 (the “Purchase Agreement”) by and between the Company and DMRJ Group, LLC, a Delaware limited liability company (“DMRJ”) in the form produced to the Annual General Meeting of Shareholders (the “Annual Meeting”) and initialed by the Chairman and marked as Annex A, the issuance by the Company, of (a) a secured convertible promissory note issued to DMRJ in the principal amount of $3.0 million, which bears no interest and which is convertible into ordinary shares in the capital of the Company of nominal value 40p each (the “Ordinary shares”) at a conversion price of $1.25 per Ordinary share, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex B (the “DMRJ Note”) and the subsequent variation of the conversion price to $0.70 per Ordinary share pursuant to an amendment to the Purchase Agreement, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex C (the “Conversion Price Variation”), and (b) a warrant issued to DMRJ to subscribe for a total of 1.8 million Ordinary shares in the capital of the Company at an exercise price of $1.75 per Ordinary share, in the form produced to the Annual Meeting and initialed by the Chairman and marked as Annex D (the “DMRJ Warrant”);
		☐	☐	☐

12.
To generally and unconditionally authorize the Board, in accordance with section 551 of the Companies Act 2006 (the “Companies Act”), to allot shares in the Company (including pursuant to the DMRJ Note (as amended by the Conversion Price Variation) and upon the exercise of the DMRJ Warrant), or grant rights to subscribe for or to convert any security into shares of the Company (“Rights”) up to an aggregate nominal amount of £100,000,000, provided that this authority shall, unless renewed, varied, or revoked by the Company, expire on the date five years from the date on which this resolution is passed, except that the Company may, before such expiry, make an offer or agreement which would, or might, require shares to be allotted or Rights to be granted after the expiry of such period and the Board may allot shares or grant Rights in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired, this authority being in substitution for all previous authorities conferred on the Directors in accordance with section 80 of the Companies Act 1985 or section 551 of the Companies Act;
		☐	☐	☐

13.
To generally empower the Board, as a special resolution and subject to the passing of resolution numbered Twelve above and in accordance with section 570 of the Companies Act, to allot equity securities (as defined in Section 560 of the Companies Act) pursuant to the authority conferred upon them by resolution numbered Twelve, as if Section 561(1) of the Companies Act did not apply to any such allotment, provided that the power hereby conferred shall (a) be limited to the allotment of equity securities up to an aggregate nominal amount of £100,000,000; and (b) expire on the date five years from the date on which this resolution is passed (unless renewed, varied or revoked by the Company prior to or on that date), except that the Company may, before such expiry, make an offer or agreement which would, or might, require equity securities to be allotted after the expiry of such period and the Directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired;
		☐	☐	☐

14.	That the amount standing to the credit of the share premium account of the Company be and is hereby cancelled; and	☐	☐	☐

15.	To adopt the Amended and Restated Articles of Association in the form produced at the Annual Meeting and initialed by the Chairman and marked as Annex E, as the articles of association of the Company in substitution for, and to the exclusion of, the existing memorandum and articles of association of the Company.	☐	☐	☐

If you want your proxy to vote in a certain way on the resolutions specified, please place on “X” in the appropriate box. If you fail to select any of the given options your proxy can vote as he/she chooses or can decide not to vote at all. The proxy can also do this on any other resolution that is put to the meeting.

*The “Vote Withheld” option is to enable you to abstain on any particular resolution. However, it should be noted that a “vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “For” and “Against” a resolution.

Signed                                                                                 Dated this                          day of                                            2011

Name ______________________________________________________________________________________________

Address ____________________________________________________________________________________________

Notes:
1. Every holder entitled to attend and vote at the meeting convened by the notice set out above has the right to appoint a proxy (or proxies) of their choice, who need not be a shareholder, as their proxy to exercise all or any of his rights to attend, speak and vote (whether on a show of hands or a poll) on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see above). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see above) the number of shares in relation to which they are authorized to act as your proxy. If left blank your proxy will be deemed to be authorized in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designed account for a shareholder, the full voting entitlement for that designated account).

2. In the case of a shareholder that is a corporation, this proxy must be executed under the common seal or under the hand of a duly authorized officer or attorney of that corporation, whose designation must be stated.

3. To appoint more than one proxy you may photocopy this form. Please indicate the proxy holder’s name and the number of shares in relation to which they are authorized to act as your proxy (which, in aggregate, should not exceed the number of shares held by you). Please also indicate if the proxy instruction is one of multiple instructions being given. You may only appoint more than one proxy if each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share.

4. The “Vote Withheld” option is provided to enable you to abstain on any particular resolution. However, it should be noted that a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution.

5. The completion and return of this form will not preclude a member from attending the meeting and voting in person. If you attend the meeting in person, your proxy appointment will automatically be terminated.

6. In the case of joint holders of shares, the votes of the senior holder who tenders a vote (whether in person or by proxy) will be accepted to the exclusion of the votes of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the relevant holders' names appear in the Company's register of members.

7. Entitlement to attend and vote at the meeting and the number of votes which may be cast by the relevant member shall be determined by reference to the Register of Members of the Company at 6pm on the day which is two days before the day of the meeting (or adjourned meeting). Changes to the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.

8. To be effective, all forms of proxy must be lodged not less than 48 hours before the time of the meeting (London Time) at the office of the Company’s registrars at: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. If you are posting this form in the United Kingdom, you may post it to Capita Registrars free of charge using the pre-paid details on the reverse.